Exhibit 10.2.5

     FOURTH AMENDMENT, dated as of April 19, 2004 (this “Amendment”), to the Amended and Restated Transfer and Administration Agreement (the “Agreement”) dated as of December 15, 2000, as amended as of January 15, 2002, as of January 14, 2003, and as of January 13, 2004, by and among CNH Capital Receivables Inc., a Delaware corporation, as transferor (the “Transferor”), Case Credit Corporation, a Delaware corporation (“Case Credit”), in its individual capacity and as Servicer (the “Servicer”), the several commercial paper conduits listed on Schedule I thereto and their respective permitted successors and assigns (the “CP Conduit Purchasers”), the several banks party thereto (the “APA Banks”), the agent banks party thereto (the “Funding Agents”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent for the CP Conduit Purchasers, the APA Banks and the Funding Agents (the “Administrative Agent”).

WITNESSETH:

     WHEREAS, the Transferor has requested, and, upon this Amendment becoming effective, the Servicer, the CP Conduit Purchasers, the APA Banks, the Funding Agents and the Administrative Agent have agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Amendments to Article I of the Agreement.

(a) Article I of the Agreement is hereby amended by inserting the words “with the consent of the Backup Servicer, such consent not to be unreasonably withheld” at the end of the definition of “Backup Servicer Account Required Amount”.

(b) Article I of the Agreement is hereby amended by deleting the percentage “1%” as it appears in subsection (ii) of the definition of “Specified Spread Account Balance” and inserting the percentage “1.25%” in lieu thereof.

2. Amendment to Article II of the Agreement. Article II of the Agreement is hereby amended by inserting the parenthetical phrase “(but shall have no obligation to)” after the word “option” where such word appears in the first sentence of Section 2.6.

3. Amendments to Article VII of the Agreement. Article VII is hereby amended by:

(a) deleting the third sentence of Section 7.1 and inserting in its place:

“Notwithstanding anything to the contrary stated herein, the Servicer shall follow: (i) if Case Credit is the Servicer, its then-current Credit and Collection Policy, or (ii) if Case Credit is not the Servicer, the Servicer’s then current customary standards, policies and procedures.”

(b) deleting the sixth sentence of Section 7.1 and inserting in its place:

“If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Pooled Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Pooled Receivable, the Administrative Agent shall, at the Servicer’s direction (and, so long as the Servicer is Case Credit, the Servicer’s expense, and otherwise, the Transferor’s expense), take steps to enforce such Pooled Receivable, including bringing suit in its name.”

(c) adding the phrase “except as required by law” at the end of the final sentence of Section 7.2;

(d) deleting the second sentence of Section 7.3 and inserting in its place:

“The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment receivables, which may include reasonable efforts to realize upon any recourse to Dealers, including payment of Termination Value, and selling the Financed Equipment at public or private sale (it being understood that if the Backup Servicer is acting as successor Servicer, it shall have no duty to enforce remedies against Dealers).”

(e) adding the following as a second paragraph of Section 7.4:

“If the Backup Servicer is acting as successor Servicer, on any Settlement Date, the Backup Servicer as successor Servicer may direct the Administrative Agent to withdraw from the Collection Account and pay to the Backup Servicer as successor Servicer amounts necessary to reimburse it for any reasonable out-of-pocket expenses incurred in connection with the liquidation of each Liquidated Receivable during the immediately preceding Collection Period solely to the extent such expenses were not netted out of the Liquidation Proceeds with respect of such Liquidated Receivable and solely to the extent that (i) the aggregate amount of such expenses does not exceed the aggregate proceeds recovered in respect of Liquidated Receivables during such Collection Period and (ii) the aggregate amount of such expenses exceeds the amount of Recoveries received with respect to the Pooled Receivables during such Collection Period; such payments to be made prior to any distributions under Section 8.2(c) or (d).”

(f) adding the following new sentence at the end of Section 7.5:

“This Section 7.5 shall not apply to the Backup Servicer as successor Servicer.”

(g) adding the following new sentence at the end of Section 7.6:

“Any out-of-pocket expenses incurred by the Backup Servicer as successor Servicer in connection with any such re-perfection shall be reimbursable in accordance with the priorities set forth in Section 8.2(c) or (d).”

(h) adding the following new sentence at the end of Section 7.8(d):

“If the Backup Servicer is acting as successor Servicer, the Transferor, the Administrative Agent, any Funding Agent and their representatives, attorneys or auditors and their agents shall give reasonable notice of any such inspection or audit and such inspection shall be conducted in a manner that does not cause material disruption or interference with the Servicer’s business.”

(i) adding the following new sentence at the end of Section 7.9:

“Subject to Section 10.2, the sole remedy of the Purchasers with respect to a breach by the Servicer (but not the Backup Servicer as successor Servicer) pursuant to Section 7.2,

7.6 or 7.7 shall be to require the Servicer to purchase Pooled Receivables and the related True Lease Equipment pursuant to this Section 7.9. In no event shall the Backup Servicer as successor Servicer be obligated to purchase any Receivables pursuant to this Section 7.9.”

(j) adding the following new proviso at the end of the first sentence of Section 7.10:

“provided that with respect to any successor Servicer hereunder, the Servicing Fee for each Collection Period shall be equal to the greater of (a) 1/12th of 1.00% of the aggregate Contract Value of the Pooled Receivables as of the first day of such Collection Period, (b) $8.50 per Retail Installment Contract or Lease that relates to a Pooled Receivable as of the first day of such Collection Period, and (c) $5,000.”

(k) adding the following new paragraph at the end of Section 7.13:

“Notwithstanding this Section 7.13, if the Backup Servicer is then acting as the Successor Servicer, unless otherwise requested by the Majority Purchasers, it shall only be required to provide a copy of its annual SAS 70 report and its audited financial statements. If the Majority Purchasers request that the Backup Servicer as Successor Servicer provide an annual independent certified public accountants’ report as contemplated in this Section 7.13, any reasonable fees or expenses incurred in connection with the preparation of such report shall constitute reimbursable Successor Servicer expenses and shall be paid, to the extent funds are available therefore, in accordance with Section 8.2(c)(viii)(b) or Section 8.2(d)(viii)(b); provided that if the estimated fees and expenses in connection with such report shall exceed $30,000, the Backup Servicer, as Successor Servicer, shall provide prior written notice to the Transferor. To the extent that amounts due and owing under the immediately preceding sentence shall be unreimbursed after application of Section 8.2(c)(viii)(b) or Section 8.2(d)(viii)(b), the Purchasers shall pay any unreimbursed amounts within 30 days of written demand thereof.

(l) adding the following proviso after the first sentence of Section 7.14:

“except as agreed to in writing”

(m) Amend the final sentence of Section 7.14 to read as follows:

“To the extent that any Backup Servicer Expenses exceed the amount on deposit in the Backup Servicer Account (any such shortfall, a “Backup Servicer Account Shortfall Amount”), the Servicer (so long as the Servicer is Case Credit Corporation) agrees, within thirty days of demand thereof, to deposit in the Backup Servicer Account, such Backup Servicer Account Shortfall Amount.

(n) adding the following new sentence at the end of Section 7.15:

“Notwithstanding the foregoing, the Backup Servicer as successor Servicer shall have the right to terminate any existing subservicing arrangement of the Servicer with or without cause.”

4. Amendment to Article VIII of the Agreement. Article VIII of the Agreement is hereby amended by:

(a) inserting the words “so long as Case Credit remains the Servicer, or as selected and directed in writing by the Transferor, at such times Case Credit shall no longer act as Servicer hereunder” after the word “Servicer” in the first sentence of Section 8.1(b).

(a) deleting “and” after the semicolon in Section 8.2(c)(vii);

(b) deleting Section 8.2(c)(viii) and inserting in its place the following:

     “(viii) eighth, (a) to the Backup Servicer, any accrued and unpaid Backup Servicer Expenses and indemnity payments, to the extent unreimbursed after application of Section 7.14, and (b) to the successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it and (c) pro rata, to the Purchasers, any amounts paid by them to the Backup Servicer pursuant to Section 7.13 that remain unreimbursed; and

     (ix) ninth, to the Transferor as deferred purchase price, any remaining amounts.”

(c) deleting “and” after the semicolon in Section 8.2(d)(vii);

(d) deleting Section 8.2(d)(viii) and inserting in its place the following:

“(viii) eighth, (a) to the Backup Servicer, any accrued and unpaid Backup Servicer Expenses and indemnity payments, to the extent unreimbursed after application of Section 7.14, and (b) to the successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it and (c) pro rata, to the Purchasers, any amounts paid by them to the Backup Servicer pursuant to Section 7.13 that remain unreimbursed; and

     (ix) ninth, to the Transferor as deferred purchase price, any remaining amounts.”

5. Amendment to Article IX of the Agreement. Article IX of the Agreement is hereby amended by adding the following as a new Section 9.5:

“SECTION 9.5. Backup Servicer as Custodian. The Backup Servicer shall only act as custodian if it is simultaneously acting as successor Servicer pursuant to this Agreement.”

6. Amendments to Article X of the Agreement. Article X of the Agreement is hereby amended by:

     (a) adding the following new paragraph immediately following paragraph (c) of Section 10.2:

     “(d) Notwithstanding anything herein to the contrary, Sections 10.2(a) shall not apply to the Backup Servicer in its capacity as successor Servicer. The Backup Servicer in its capacity as successor Servicer shall defend, indemnify and hold harmless the

Transferor and each Affected Party (and any of their officers, directors, employees and agents) from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from:

     (i) the use, ownership or operation by the Backup Servicer in its capacity as successor Servicer or any Affiliate thereof of any of the Financed Equipment;

     (ii) the negligence, willful misfeasance or bad faith of the Backup Servicer in its capacity as Successor Servicer in the performance or non-performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement;

     (iii) the failure of the Backup Servicer to comply in all material respects with any applicable law, rule or regulation in connection with the collection or enforcement of any Receivable.

(b) adding the following new sentence as a new paragraph at the end of paragraph (d) of Section 10.2:

“The indemnification obligations of any Servicer that resigns or whose rights and obligations are terminated pursuant to Section 11.1 shall survive such resignation or termination to the extent, and only to the extent, any costs, expenses, losses, damages, claims and liabilities were incurred solely as a result of any actions taken (or not taken) by, or events solely in the control of, such predecessor Servicer.”

(c) adding the following new proviso at the end of each of the last three sentences of Section 10.3:

“provided, however, that this Section 10.3 shall not apply to mergers or consolidations of the Backup Servicer in its capacity as successor Servicer to a direct or indirect wholly-owned subsidiary of JPMorgan Chase Bank.”

(d) inserting the words “Case Credit as” in lieu of the words “The Servicer” in each place where they appear in Section 10.5.

(e) deleting the second sentence of Section 10.6 and inserting in its place:

“Notice of any such determination permitting the resignation of Case Credit shall be communicated to the Administrative Agent at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Administrative Agent and the Backup Servicer concurrently with or promptly after such notice.”

7. Amendments to Article XI of the Agreement. Article XI of the Agreement is hereby amended by:

(a) adding the following new proviso at the end of the first sentence of Section 11.1:

“; provided, however, that the Backup Servicer, acting as successor Servicer, may not be terminated for a Servicer Default set forth in Section 11.1(d) with respect to the Transferor or under Section 11.1(e) or 11.1(f).”

(b) deleting paragraph (b) of Section 11.2 and inserting in its place:

     “(b) Upon appointment, the successor Servicer (including the Backup Servicer or the Administrative Agent acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer (except that the successor Servicer shall not be liable for any of the liabilities incurred by the predecessor Servicer) and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer (unless otherwise provided herein or in the Backup Servicing Agreement) and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, however, that no successor Servicer shall be obligated to satisfy any obligation to repurchase Receivables pursuant to Section 7.9 that arose prior to its appointment as successor Servicer.”

8. Amendments to Article XV of the Agreement. Article XV of the Agreement is hereby amended by adding the following new sentence at the end of Section 15.9:

“Notwithstanding the foregoing, in no event shall the Backup Servicer, in its capacity as Successor Servicer, be required to act as Administrative Agent.”

9. Miscellaneous.

     (a) Payment of Expenses. The Transferor agrees to pay or reimburse the Administrative Agent and each Purchaser for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment; provided, however, that the obligation of the Transferor to pay or reimburse the Administrative Agent and the Purchasers for the reasonable fees and disbursements of counsel in connection with this Amendment shall be limited to the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP.

     (b) No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

     (c) Governing Law; Counterparts. (i) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     (ii) This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     IN WITNESS WHEREOF, the Transferor, the Servicer, the CP Conduit Purchasers, the APA Banks and the Administrative Agent have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CNH CAPITAL RECEIVABLES INC.

By:	/s/ Brian O’Keane

Name: Brian O’Keane
Title: Assistant Treasurer

CASE CREDIT CORPORATION

By:	/s/ Brian O’Keane

Name: Brian O’Keane
Title: Assistant Treasurer

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ Lara Graff

Name: Lara Graff
Title: Vice President

PARK AVENUE RECEIVABLES CORPORATION, as a CP Conduit Purchaser

By:	/s/ Andrew L. Stidd

Name: Andrew L. Stidd
Title: President

DELAWARE FUNDING COMPANY, LLC, as a CP Conduit Purchaser
By:	JPMORGAN CHASE BANK,
as attorney-in-fact for Delaware Funding
Company, LLC

By:	/s/ Bradley S. Schwartz

Authorized Signatory

JPMORGAN CHASE BANK, as an APA Bank

By:	/s/ Bradley S. Schwartz

Name: Bradley S. Schwartz
Title: Managing Director

JPMORGAN CHASE BANK, as a Funding Agent

By:	/s/ Lara Graff

Name: Lara Graff
Title: Vice President

YC SUSI TRUST, as a CP Conduit Purchaser

By:	Bank of America, National Association, as
Administrative Trustee

By:	/s/ Willem Van Beek

Name: Willem Van Beek
Title: Principal

BANK OF AMERICA, N.A., as a APA Bank

By:	/s/ Willem Van Beek

Name: Willem Van Beek
Title: Principal

BANK OF AMERICA, N.A., as a Funding Agent

By:	/s/ Willem Van Beek

Name: Willem Van Beek
Title: Principal

ALPINE SECURITIZATION CORP., as a CP Conduit Purchaser By Credit Suisse First Boston as Attorney in Fact
By:	/s/ Anthony Giordano
Name: Anthony Giordano
	Title:	Director

By:	/s/ Mark Lengel
Name: Mark Lengel
	Title:	Director

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as an APA Bank
By:	/s/ Mark Golombeck
Name: Mark Golombeck
	Title:	Director

By:	/s/ Alberto Zonca
Name: Alberto Zonca
	Title:	Vice President

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as a Funding Agent
By:	/s/ Mark Golombeck
Name: Mark Golombeck
	Title:	Director

By:	/s/ Alberto Zonca
Name: Alberto Zonca
	Title:	Vice President

NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a CP Conduit Purchaser
By:	/s/
Title: Vice President

COÖPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as an APA Bank
By:	/s/ Brett Delfino
Title: Executive Director

By:	/s/ Jacqueline L. Arambulo
Title: Vice President

COÖPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Funding Agent
By:	/s/ Brett Delfino
Title: Executive Director

By:	/s/ Jacqueline L. Arambulo
Title: Vice President

STARBIRD FUNDING CORPORATION, as a CP Conduit Purchaser
By:	/s/
Title: Treasurer

BNP PARIBAS, acting through its New York Branch, as an APA Bank
By:	/s/ Michael Gonik
Title: Director

By:	/s/ Brian Leach
Title: Vice President

BNP PARIBAS, acting through its New York Branch, as a Funding Agent
By:	/s/ Michael Gonik
Title: Director

By:	/s/ Brian Leach
Title: Vice President